                          REGISTRATION RIGHTS AGREEMENT

                                     between

                            AMERICAN EXPRESS COMPANY

                                   as Issuer,

                          J.P. MORGAN SECURITIES INC.,

                              LEHMAN BROTHERS INC.

                                       and

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                  as Representatives of the Initial Purchasers

                          Dated as of November 21,2003

     REGISTRATION RIGHTS AGREEMENT dated as of November 21, 2003 among American Express Company, a New York corporation (the "Company"), J.P. Morgan Securities Inc. ("JPMorgan"), Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Representatives"), as representatives of the several initial purchasers (the "Initial Purchasers") named in the Purchase Agreement dated November 17, 2003 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Debentures (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Debentures (each of the foregoing a "Holder" and together the "Holders"), as follows:

     Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Additional Holder" has the meaning set forth in Section 2(d) hereof.

     "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "Amendment Effectiveness Deadline Date" has the meaning set forth in
Section 2(d) hereof.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "Common Stock" means the shares of common stock, par value $0.20 per share, of the Company, including the Underlying Common Stock.

     "Conversion Rate" has the meaning assigned such term in the Indenture.

     "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

     "Damages Payment Date" means each June 1 and December 1.

     "Debentures" means the 1.85% Convertible Senior Debentures Due 2033 of the Company to be purchased by the Initial Purchasers pursuant to the Purchase Agreement.

     "Deferral Notice" has the meaning set forth in Section 3(h) hereof.

     "Deferral Period" has the meaning set forth in Section 3(h) hereof.

     "Effectiveness Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Effectiveness Period" means the period commencing on the date the Initial Shelf Registration Statement is declared effective and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     "Event" has the meaning set forth in Section 2(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Holder" has the meaning set forth in the second paragraph of this Agreement.

     "Indenture" means the Indenture, dated as of November 21,2003, between the Company and U.S. Bank National Association, as trustee, pursuant to which the Debentures are being issued.

     "Initial Purchasers" has the meaning set forth in the preamble to this Agreement.

     "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Issue Date" means November 21,2003.

     "Liquidated Damages Amount" has the meaning set forth in Section 2(e) hereof.

     "Material Event" has the meaning set forth in Section 3(h) hereof.

     "Notice and Questionnaire" means a completed and signed written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A


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to the Offering Memorandum of the Company dated November 17,2003 relating to the
Debentures.

     "Notice Holder" means, on any date, any Holder that has delivered a completed and signed Notice and Questionnaire to the Company on or prior to such date.

     "Purchase Agreement" has the meaning set forth in the preamble hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such Prospectus.

     "Record Holder" means with respect to any Damages Payment Date relating to any Debentures or Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered holder of such Debenture or Underlying Common Stock on the May 15 or November 15, as the case may be, immediately preceding the relevant Damages Payment Date.

     "Registrable Securities" means the Debentures until such Debentures have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) (without regard to any Affiliate status of the Holder of such security), assuming such Debentures or Underlying Common Stock were never acquired by the Company or any of its Affiliates and resold subsequent to the later of the Issue Date and any Option Closing Date (as such term is defined in the Purchase Agreement) or
(iiii) its sale pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Indenture is removed, or removable without regard to any Affiliate status of the Holder of such security in accordance with the terms of the Indenture or such legend, as the case may be.

     "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions


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

of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

     "Representatives" has the meaning set forth in the preamble to this Agreement.

     "Restricted Securities" means "restricted securities" as defined in Rule
144.

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Special Counsel" means Davis Polk & Wardwell or one such other successor counsel as shall be specified by the Holders of a majority of all Registrable Securities, but which may, with the written consent of the Representatives (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company, the reasonable fees and expenses of which will be paid by the Company pursuant to
Section 5 hereof. Throughout this Agreement, for purposes of determining the holders of a majority of Registrable Securities, Holders of Debentures shall be deemed to be the Holders of the number of shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date the consent is requested.

     "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 2(b) hereof.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means U.S. Bank, National Association, the Trustee under the Indenture.


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

     "Underlying Common Stock" means the Common Stock into which the Debentures are convertible or issued upon conversion of the Debentures.

     Section 2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, by the date (the "Filing Deadline Date") one hundred twenty (120) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders. The Company shall use its reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act by the date (the "Effectiveness Deadline Date") that is one hundred ninety-five (195) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. The Company shall use their reasonable efforts to notify the Representatives five (5) Business Days prior to the planned effective date for the Initial Shelf Registration Statement and allow the Representatives to update, if necessary, the amount of Registrable Securities disclosed as held by each such Manager in the Initial Shelf Registration Statement. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Initial Shelf Registration Statement or any subsequent Shelf Registration Statement.

     (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, as promptly as practicable and in accordance with and subject to the limitations set forth in Section 3(h), amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep such Subsequent Shelf Registration Statement (or any later filed Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period.

     (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to and subject to the limitations set forth in Section (d) below.

     (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(h). Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees that by submitting a Notice and Questionnaire to the Company, it will be bound by the terms and conditions of the Notice and Questionnaire and this Agreement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall before the later of (x) ten (10) Business Days after the date on which such Holder delivers such Notice and Questionnaire to the Company (together with such other information that the Company may reasonably request) or (y) ten (10) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire (together with such other information that the Company may reasonably request) is delivered or put into effect within ten (10) Business Days of such delivery date:

          (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities to the extent required by applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

          (ii) provide such Holder copies of any documents filed pursuant to
     Section 2(d)(i), if requested; and

          (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, or if the Company enters into a Deferral Period within ten (10) Business Days of such delivery, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i),
(ii) and (iii) above upon expiration of the Deferral Period in accordance with
Section 3(h); and provided further, that if a Holder delivers a Notice and Questionnaire and the Company is required by applicable law to file a post-effective amendment to the Shelf Registration Statement to name such Holder as a selling securityholder of Registrable Securities (an "Additional Holder"), the Company shall not be required to file such post-effective amendment to the Shelf Registration Statement until the earlier of (1) the delivery of Notices and Questionnaires from Additional Holders in respect of an aggregate value of at least $100 million aggregate original principal amount of Debentures and/or Underlying Common Stock with the value thereof calculated based on the Conversion Rate in effect on the date such Underlying Common Stock was issued or
(2) a period of ninety (90) days from the delivery of a Notice and Questionnaire from an Additional Holder. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension or during such Deferral Period) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

     (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

          (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

          (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date,


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

          (iii) the Company has failed to perform its obligations set forth in
     Section 2(d)(i) within the time period required therein,

          (iv) any post-effective amendment to a Shelf Registration Statement filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date; or

          (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(h) hereof.

     Each event described in any of the foregoing clauses (i) through (v) is individually referred to herein as an "Event". For purposes of this Agreement, each Event set forth above shall begin and end on the dates set forth in the table set forth below:

 Type of Event
   by Clause               Beginning Date                     Ending Date
--------------   -----------------------------------   ------------------------
      (i)        Filing Deadline Date                  the date the Initial
                                                       Shelf Registration
                                                       Statement is filed

     (ii)        Effectiveness Deadline Date           the date the Initial
                                                       Shelf Registration
                                                       Statement becomes
                                                       effective under the
                                                       Securities Act

    (iii)        the date by which the Company is      the date the Company
                 required to perform its obligations   performs its obligations
                 under Section 2(d)(i)                 set forth in Section
                                                       2(d)(i)

     (iv)        the Amendment Effectiveness           the date the applicable
                 Deadline Date                         post-effective amendment
                                                       to a Shelf Registration
                                                       Statement becomes
                                                       effective under the
                                                       Securities Act

      (v)        the date on which the aggregate       termination of the
                 duration of Deferral Periods in any   Deferral Period that
                 period exceeds the number of days     caused the limit on the
                 permitted by Section 3(h)             aggregate duration of
                                                       Deferral Periods to be
                                                       exceeded

     For purposes of this Agreement, Events shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

     Commencing on (and including) any date that an Event has begun and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company shall pay, as liquidated damages and not as a penalty, to Record Holders of Registrable Securities an amount (the "Liquidated Damages Amount") accruing, for each day in the Damages Accrual Period, in respect of any outstanding Debenture, at a


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

rate per annum equal to 0.25% for the first 90-day period after the occurrence of an Event and at a rate per annum equal to 0.50% thereafter of the aggregate principal amount of such Debenture; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) or (iv) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event. Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security (A) during the period of any suspension in the use of the Shelf Registration Statement relating to a post-effective amendment to the Shelf Registration Statement filed pursuant to Section 2(d)(i), unless such post-effective amendment has not been declared effective by the Amendment Effectiveness Deadline Date, in which case Liquidated Damages shall accrue beginning the day after the Amendment Effectiveness Deadline, (B) from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period or (C) which has been converted into or exchanged for the Underlying Common Stock. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

     The Liquidated Damages Amount shall accrue from the first day of the applicable Damages Accrual Period, and shall be payable in cash on each Damages Payment Date during the Damage Accrual Period to the Record Holders of the Registrable Securities on the record date immediately preceding the applicable Damages Payment Date (and on the Damages Payment Date next succeeding the end of the Damages Accrual Period if the Damage Accrual Period does not end on a Damages Payment Date to the Record Holders of the Registrable Securities as of the date that such Damages Accrual Period ends ); provided that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof redeemed by the Company on a redemption date prior to the Damages Payment Date shall be paid instead on such redemption date to the Holder who submitted such Debenture or portion thereof for redemption; provided further that, in the case of an Event of the type described in clause (iii) or (iv) of the first paragraph of this Section 2(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which a Liquidated Damages Amount is expressly provided shall be such liquidated damages. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.


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

     All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(j)).

     The parties hereto agree that the liquidated damages provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, during the Effectiveness Period, the Company shall:

     (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof, and use its reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC (but excluding reports filed with the SEC under the Exchange Act), furnish to JPMorgan and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least two (2) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

     (b) Subject to Section 3(h) and the requirement to file post-effective amendments pursuant to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period.

     (c) As promptly as practicable give notice to the Notice Holders, JPMorgan and the Special Counsel, if any, (i) when any Prospectus or supplement thereto, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf


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Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information relating to the Shelf Registration Statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

     (d) Use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder and JPMorgan of the withdrawal of any such order.

     (e) As promptly as practicable furnish to each applicable Notice Holder, the Special Counsel, if any, and the Initial Purchasers, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including, if the Holder so requests in writing, all exhibits.

     (f) Deliver to each applicable Notice Holder, the Special Counsel, if any, and JPMorgan, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each such Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

     (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification)


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

of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

     (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any valid business reason that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

          (i) in the case of clause (B) above, subject to Section 3(h)(ii) below, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a


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

     post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is practicable, and

          (ii) give notice to the Notice Holders, and the Special Counsel, if any, that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h)(i) above, or until it is advised in writing by the Company that the Prospectus may be used.

     The Company will, subject to its ability to commence a Deferral Period, use its reasonable efforts to ensure that the use of the Prospectus may be resumed
(x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(e) (the "Deferral Period"); provided that the aggregate duration of any Deferral Periods shall not exceed a period of 90 consecutive days or an aggregate of 120 days in any twelve (12) month period.

     (i) Provided that the Company has consented to an underwritten offering pursuant to Section 8 hereof, by such Notice Holders, if reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, underwriters, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer or underwriter engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, underwriters, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided the Company is not in a Deferral Period; and provided further that such persons shall first execute a confidentiality agreement with customary terms and satisfactory to the Company and shall agree that such information shall be kept confidential by such persons, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Special Counsel. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy.

     (j) Comply with all applicable rules and regulations of the SEC and as soon as practicable make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement.

     (k) Unless the Registrable Securities shall be in book-entry form, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Day prior to any sale of such Registrable Securities.

     (l) Take such actions as the Initial Purchasers may reasonably request to provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

     (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc., in connection with the offering under the Shelf Registration Statement of the Registrable Securities.

     (n) In the case of a Shelf Registration Statement involving an underwritten offering, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in a form substantially similar to the underwriting agreements for its primary offerings) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or any managing underwriters shall reasonably request in order to facilitate any disposition of Debentures and Underlying Common Stock pursuant to such Shelf Registration Statement, including, without limitation, using its reasonable efforts to cause (i) its counsel to deliver an opinion or opinions in a form substantially similar to the opinions for its primary offerings, (ii) its officers to execute and deliver all documents and certificates in a form substantially similar to the documents and certificates for its primary offerings and (iii) its independent public accountants to provide a comfort letter or letters in a form substantially similar to the comfort letter in its primary offerings.

     (o) Upon (i) the filing of the Initial Shelf Registration Statement and
(ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

     Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence and not to sell such Registrable Securities in such manner during any Deferral Period. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution as set forth in the Registration Statement and in the Prospectus delivered by such Holder in connection with such disposition is correct, that such Registration Statement and Prospectus do not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Registration Statement and Prospectus do not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Registration Statement not misleading and in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may reasonably designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and
(vi) any Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, any broker's fees or agency commission (including fees if required of any qualified independent underwriter as may be required by the rules of the National Association of Securities Dealers, Inc., all registration expenses to the extent required by applicable law and any and fees and disbursements of counsel or other agents for such seller.

     Section 6. Indemnification and Contribution. (a) Indemnification by the Company. The Company will indemnify and hold harmless each Notice Holder against any losses, claims, damages or liabilities, joint or several, to which such Notice Holder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereof) any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Notice Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder, specifically for use in the preparation thereof; and provided further that the Company shall not be liable to any indemnified person on account of any such losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus provided in each case the Company has performed its obligations under Section 3(f) hereof if either (A)(i) the Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement, omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement or such omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented to the person asserting the claim from which such losses, claims, damages or liabilities arise. In connection with any underwritten offering pursuant to
Section 8, the Company will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided herein with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

     (b) Indemnification by Holders. Each Holder, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any amendment thereof) or any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action. In no event shall the liability of any Holder hereunder be greater in dollar amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. In connection with any underwritten offering pursuant to Section 8, each Holder will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided herein with respect to the indemnification of the Company, if requested in connection with the Registration Statement

     (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ one separate counsel to represent jointly the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and controlling persons to be jointly represented by separate counsel, and in that event, the fees and expenses of such counsel shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such indemnified party.

     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other from the offering of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total net proceeds from the initial placement pursuant to the Purchase Agreement of the Registrable Securities (before deducting expenses) received by the Company bear to the total value of receiving Registrable Securities that are registered under the Securities Act. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection(d).

     Notwithstanding the provisions of this subsection (d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this subsection (d) to contribute shall be several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement and not joint. Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

     The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Holder under this Section 6 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act.

     (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

     (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

     Section 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will comply with Rule 144A(d)(4) to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144A under the Securities Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

     Section 8. Underwritten Registrations. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities to an underwriter in an underwritten offering for reoffering to the public if the Company consents, in its sole discretion to such method of distribution. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Registrable Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts and any transfer taxes in connection therewith. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     Section 9. Miscellaneous. (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing sentence, this Agreement may be amended by written agreement signed by the Company and the Representatives, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 9(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

     if to a Holder:

        at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

     if to the Company:

        American Express Company
        3 World Financial Center
        200 Vesey Street
        New York, NY 10285
        Attention: Chief Financial Officer
        Telecopy:

     if to the Representatives:

        J.P. Morgan Securities Inc.
        277 Park Avenue
        New York, New York 10172
        Telefax: 212-622-8358
        Attention: The Syndicate Desk

        Lehman Brothers
        745 Seventh Avenue
        New York, New York 10019
        Telefax: 212-526-0943
        Attention: Syndicate Registration

        Merrill Lynch, Pierce, Fenner & Smith Incorporated
        4 World Financial Center
        250 Vesey Street
        New York, New York 10285
        Attention: 212-738-1069
        Telecopy No.: Equity Capital Markets

or to such other address as such person may have furnished to the other persons identified in this Section 9(b) in writing in accordance herewith.

     (c) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (d) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (h) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

     (j) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               American Express Company


                                               By: /s/ DAVID L. YOWAN
                                                   -----------------------------
                                                   Name:  DAVID L. YOWAN
                                                   Title: ASSISTANT TREASURER


J.P. Morgan Securities Inc.


By:
    ----------------------------------------
    Name:
    Title:


 Lehman Brothers Inc.


By:
    ----------------------------------------
    Name:
    Title:


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By:
    ----------------------------------------
    Name:
    Title:

Acting severally on behalf of themselves and the several Initial Purchasers

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               American Express Company


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


J.P. Morgan Securities Inc.


By: /s/ Paul A. Otter
    ----------------------------------------
    Name: Paul A. Otter
    Title: VP


Lehman Brothers Inc.


By:
    ----------------------------------------
    Name:
    Title:


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By:
    ----------------------------------------
    Name:
    Title:

Acting severally on behalf of themselves and the several Initial Purchasers

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               American Express Company


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


J.P. Morgan Securities Inc.


By:
    ----------------------------------------
    Name:
    Title:

Lehman Brothers lnc.


By: /s/ Basil Williams
    ----------------------------------------
    Name: Basil Williams
    Title: MANAGING DIRECTOR

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By:
    ----------------------------------------
    Name:
    Title:

Acting severally on behalf of themselves and the several Initial Purchasers

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               American Express Company


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


J.P. Morgan Securities Inc.


By:
    ----------------------------------------
    Name:
    Title:


Lehman Brothers Inc.


By:
    ----------------------------------------
    Name:
    Title:


Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By: /s/ John R. Erickson
    ----------------------------------------
    Name:  John R. Erickson
    Title: Vice President

Acting severally on behalf of themselves and the several Initial Purchasers